Exhibit 10(ai)
                              NON-COMPETE AGREEMENT
                              ---------------------


               AGREEMENT, dated as of February 26, 1999, by and between WALLS INDUSTRIES, INC., CLEBURNE, TEXAS, a Delaware corporation (the "Buyer"), and BIG SMITH BRANDS, INC., a Delaware corporation (the "Seller").

               WHEREAS, pursuant to an asset purchase agreement executed as of the date hereof (the "Asset Purchase Agreement"), the Buyer is acquiring certain of the assets of the Seller (the "Assets");

               WHEREAS, it is a condition precedent to the execution of the Asset Purchase Agreement that the Seller enter into this Agreement and a condition of closing to the Asset Purchase Agreement that this Agreement remain in full force and effect;

               WHEREAS, the Seller acknowledges that the Seller has been involved in the business (the "Business") of manufacturing, distributing and selling apparel defined as Workwear Products by the trademark license agreement executed as of the date hereof (the "Trademark License"); and

               WHEREAS, the Seller acknowledges that its officers, directors, employees, consultants, agents and other representatives have collectively had close contact with many confidential affairs of the Seller not readily available to the public, and plans for future developments.

               NOW, THEREFORE, the parties hereto agree as follows:

               1.     Restrictive Covenants.
                      ---------------------

                      (a) Non-Compete. For a period (the "Restricted Period") commencing on the Closing Date (as defined in the Asset Purchase Agreement) and






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terminating  on the tenth  anniversary of the Closing Date, the Seller shall not anywhere in the world (the "Territory"), directly or indirectly, (i) engage in the Business (or any material facet thereof) for the Seller's own account or
(ii) render any services to, or become interested in, any person, partnership, firm or corporation in material direct competition with the Buyer or any of its affiliates with respect to the Business, including, without limitation, as a partner or shareholder; provided, however, that the Seller may own, directly or indirectly, but solely as a passive investment, less than 5% of any class of equity securities of any corporation that is publicly traded. The Seller agrees that the geographic scope of the covenants set forth in this Section 1(a) is necessary in order to secure for the Buyer the benefits it has contracted for and is reasonable.

                      (b) Confidential Information; Personal Relationships. During and after the Restricted Period, the Seller's officers, directors, employees, consultants, agents and other representatives shall keep secret and retain in strictest confidence, and shall not use for the benefit of the Seller, themselves or others, all confidential information relating to the Business or the Assets, including, without limitation, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel processes, designs and design projects, inventions and research projects relating to the Business or the Assets







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and shall not  disclose  them to anyone  outside of the Buyer,  except  with the
Buyer's express written consent.

                      (c) Employees of the Buyer. During the Restricted Period, the Seller shall not, directly or indirectly, hire or solicit (i) any person then employed by the Buyer or any of its affiliates or (ii) any person employed by the Seller who, within one year of the Closing Date, has been offered employment by the Buyer, or encourage any such employee as described in clause (i) or (ii) to leave or decline such employment.

                      (d) Consultants of the Buyer Group. During the Restricted Period, the Seller shall not, directly or indirectly, hire or solicit any consultant then under exclusive contract with the Buyer or any of its affiliates or encourage any such consultant to terminate such relationship.

               2. Consideration. The Seller acknowledges that the Buyer is not obligated, and would not otherwise agree, to close its purchase under the Asset Purchase Agreement without the Seller's execution and delivery of this Agreement. As consideration to induce the Buyer to purchase the Assets from the Seller, and as a condition precedent for entering into the Asset Purchase Agreement, the Seller agrees to be bound by the representations, warranties, covenants and agreements contained in this Agreement. In addition, the Buyer shall pay the Seller over a period of eight years, the following amounts (the "Non-Compete Payments"): (i) $400,000 at the Closing; (ii) $400,000 at the end of the sixth month after the Closing Date;


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(iii)  $700,000  on each of the second and third  anniversaries  of the  Closing
Date; (iv) $600,000 on each of the fourth and fifth anniversaries of the Closing Date; and (v) $400,000 on each of the sixth, seventh and eighth anniversaries of the Closing Date. The Buyer's obligation to make the Non-Compete Payments shall terminate in the event that (a) the Seller materially breaches this Agreement,
(b) S. Peter Lebowitz (the "Shareholder") materially breaches the separate non-compete agreement into which the Buyer and the Shareholder entered as of the date hereof, (c) the Seller or the Licensor (as defined in the Trademark License) materially breaches the Trademark License or (d) the Seller or the Licensor terminates or attempts to terminate the Trademark License by rejection in bankruptcy or otherwise.

               3. Rights and Remedies Upon Breach. If the Seller breaches, or threatens to commit a breach of, any of the provisions of Section 1 (the "Restrictive Covenants"), the Buyer shall have, in addition to, and not in lieu of, any other rights and remedies available to the Buyer under law or in equity, the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer.

               4. Severability of Covenants. The Seller acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines that any of the Restrictive



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Covenants, or any part thereof, is invalid or unenforceable,  then the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. In addition, such court shall have the power to reduce the duration or scope of a temporal or geographic provision, as the case may be, it finds unenforceable as written and, in its reduced form, such provision shall then be enforceable.

               5. Enforceability in Jurisdictions. The Buyer and the Seller intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the Territory. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Buyer and the Seller that such determination not bar or in any way affect the Buyer's right to the relief provided above in the courts of any other jurisdiction within the Territory, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

               6. Successors and Assigns. The Agreement is binding upon and shall inure to the benefit of the parties hereto and any successors to the Buyer. This Agreement and all of the Seller's rights, duties and obligations hereunder are personal in nature and shall not be assignable by the Seller. Any purported assignment shall not be valid or binding on the Buyer.


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               7. Waiver,  Modification or Amendment. No waiver of any provision of this Agreement or modification or amendment of the same shall be effective, binding or enforceable unless in writing and signed by the party to be charged therewith.

               8. Applicable Law. This Agreement shall be governed by and administered in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed therein.

               9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

               10. Termination. This Agreement shall be terminated and become null and void and have no further force or effect upon termination of the Asset Purchase Agreement.

               11. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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               12.  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.


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               IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this
Agreement as of the day and year first above written.

                                        WALLS INDUSTRIES, INC., CLEBURNE,
                                        TEXAS

                                        By:  /s/ Albert A. Archer
                                             -----------------------------------
                                             Name:  Albert A. Archer
                                             Title: President


                                        BIG SMITH BRANDS, INC.

                                        By:  /s/ S. Peter Lebowitz
                                             -----------------------------------
                                             Name:  S. Peter Lebowitz
                                             Title: President